As filed with the Securities and Exchange Commission on July 29, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
EXPEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333 108th Avenue N.E.	20-2705720
(State or Other Jurisdiction of	Bellevue, Washington 98004	(I.R.S. Employer
Incorporation or Organization)	(Address of Principal Executive Offices	Identification No.)
Including Zip Code)
AMENDED AND RESTATED EXPEDIA, INC. 2005 STOCK AND ANNUAL INCENTIVE PLAN
(Full Title of the Plan)
Burke F. Norton
Executive Vice President, General Counsel and Secretary
Expedia, Inc.
333 108th Avenue N.E.
Bellevue, Washington 98004
(Name and Address of Agent For Service)
(425) 679-7200
(Telephone Number, Including Area Code, of Agent For Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to	Offering Price	Aggregate	Amount of
to be Registered	be Registered(1)(2)	Per Share(3)	Offering Price(3)	Registration Fee(4)
Expedia Common Stock, par value $0.001 per share	26,000,000	$18.20	$473,200,000	$26,404.56

(1)	This Registration Statement registers the issuance of 26,000,000 shares of common stock of Expedia, Inc., par value $0.001 per share, issuable under the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the high and low sales prices of shares of Expedia common stock on The NASDAQ Global Select Market on July 24, 2009.

(4)	Calculated by multiplying 0.0000558 by the proposed maximum aggregate offering price.

EXPLANATORY NOTE
     We are filing this Registration Statement to register an additional 26,000,000 shares of our common stock, par value $.001 per share (the “Common Stock”), for issuance under the Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended (the “Expedia 2005 Plan”). The increase in the number of shares authorized for issuance under the Expedia 2005 Plan was approved by our stockholders at our 2009 annual meeting held on June 2, 2009. On August 9, 2005, we filed with the Securities and Exchange Commission (the “Commission”) a Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-127324) (the “Prior Registration Statement”), registering 63,302,461 shares of our Common Stock, of which 62,002,461 shares of our Common Stock were issuable pursuant to the Expedia 2005 Plan, and on October 31, 2008, we filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-154913), registering an additional 7,500,000 shares of our Common Stock issuable pursuant to the Expedia 2005 Plan.
     This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Expedia, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed on February 19, 2009;
     (b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, as filed on April 30, 2009;
     (c) The Registrant’s Current Reports on Form 8-K filed on each of February 19, 2009 (two filings), March 19, 2009, April 30, 2009, May 15, 2009, and June 1, 2009 (other than the portions of those documents not deemed to be filed); and
     (d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on July 19, 2005, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.
     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration

Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Registrant will provide without charge to such person a copy of any and all Incorporated Documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Expedia, Inc., 333 108th Avenue N.E., Bellevue, Washington 98004, Attention: Secretary; Telephone: (425) 679-7200.
Item 5. Interests of Named Experts and Counsel.
     Burke F. Norton, the Registrant’s Executive Vice President, General Counsel and Secretary, has opined as to the legality of the securities being offered by this Registration Statement. As of July 28, 2009, Mr. Norton held an aggregate of 21,145 shares of common stock of the Registrant, as well as unvested options to purchase an additional 265,000 shares of common stock of the Registrant and 99,703 restricted stock units.

Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended.

5.1	Opinion of Burke F. Norton, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Burke F. Norton, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature pages hereto).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on July 29, 2009.

Expedia, Inc.
By:	/s/ Burke F. Norton
	Name:	Burke F. Norton
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Dara Khosrowshahi, Michael B. Adler and Burke F. Norton and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of July 29, 2009.

Signature	Title

/s/ Dara Khosrowshahi	President and Chief Executive Officer, Director
Dara Khosrowshahi	(Principal Executive Officer)

/s/ Michael B. Adler	Chief Financial Officer
Michael B. Adler	(Principal Financial Officer)

/s/ Patricia L. Zuccotti	Chief Accounting Officer and Controller
Patricia L. Zuccotti	(Principal Accounting Officer)

/s/ Barry Diller	Director
Barry Diller	(Chairman of the Board)

/s/ Victor A. Kaufman	Director
Victor A. Kaufman	(Vice Chairman)

Signature	Title

/s/ A. George Battle
A. George Battle	Director

/s/ Jonathan L. Dolgen
Jonathan L. Dolgen	Director

William R. Fitzgerald	Director

/s/ Craig A. Jacobson
Craig A. Jacobson	Director

Peter M. Kern	Director

/s/ John C. Malone
John C. Malone	Director

/s/ Jose A. Tazon
Jose A. Tazon	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Expedia, Inc. 2005 Stock and Annual Incentive Plan, as amended.

5.1	Opinion of Burke F. Norton, Esq.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Burke F. Norton, Esq. (contained in Exhibit 5.1).

24.1	Power of Attorney (contained in the signature pages hereto).